Exhibit 4.4

FORTY-SECOND SUPPLEMENTAL INDENTURE

between

METLIFE, INC.,

as Issuer,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

Dated as of March 7, 2024

i

FORTY-SECOND SUPPLEMENTAL INDENTURE, dated as of March 7, 2024 (this “Forty-Second Supplemental Indenture”), between MetLife, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), supplementing the Indenture, dated as of November 9, 2001 (the “Original Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.)), as trustee.

RECITALS

WHEREAS, the Company executed and delivered the Original Indenture to the Trustee to provide for the future issuance of the Company’s senior debt securities (the “Securities”), to be issued from time to time in one or more series as might be determined by the Company under the Original Indenture;

WHEREAS, pursuant to the terms of the Original Indenture and this Forty-Second Supplemental Indenture(together, the “Indenture”), the Company desires to provide for the establishment of a new series of Securities to be known as the 1.953% Senior Notes due 2039 (the “Senior Notes”), the form and substance of such Senior Notes, and the terms, provisions and conditions thereof to be set forth herein as provided in the Indenture;

WHEREAS, the Company has requested that the Trustee, in respect to the Senior Notes, execute and deliver this Forty-Second Supplemental Indenture in such capacity; and

WHEREAS, all requirements necessary to make this Forty-Second Supplemental Indenture a valid instrument in accordance with its terms and to make the Senior Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done and performed, and the execution and delivery of this Forty-Second Supplemental Indenture has been duly authorized in all respects;

NOW THEREFORE, in consideration of the purchase and acceptance of the Senior Notes by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Senior Notes, and the terms, provisions and conditions thereof, the parties hereto hereby agree as follows:

ARTICLE I

SENIOR NOTES

SECTION 1.01 Definitions.

Unless the context otherwise requires or unless otherwise set forth herein:

(a) a term not defined herein that is defined in the Original Indenture, has the same meaning when used in this Forty-Second Supplemental Indenture;

(b) the definition of any term in this Forty-Second Supplemental Indenture that is also defined in the Original Indenture shall, for the purposes of this Forty-Second Supplemental Indenture, supersede the definition of such term in the Original Indenture;

(c) a term defined anywhere in this Forty-Second Supplemental Indenture has the same meaning throughout;

(d) the definition of a term in this Forty-Second Supplemental Indenture is not intended to have any effect on the meaning or definition of an identical term that is defined in the Original Indenture insofar as the use or effect of such term in the Original Indenture, as previously defined, is concerned;

(e) the singular includes the plural and vice versa;

(f) headings are for convenience of reference only and do not affect interpretation; and

(g) the following terms have the meanings given to them in this Section 1.01(g):

“Additional Amounts” has the meaning set forth in Section 1.10(b) hereof.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day in which banking institutions or trust companies in the City of New York, the City of Tokyo or the City of London, or the relevant place of payment, are authorized or required by law, regulation or executive order to close.

“BNYM” has the meaning set forth in Section 2.01 hereof.

“Clearstream” has the meaning set forth in Section 1.02(c) hereof.

“Code” has the meaning set forth in Section 1.10(b)(ii)(2) hereof.

“Common Depositary” has the meaning set forth in Section 1.02(c) hereof.

“Euroclear” has the meaning set forth in Section 1.02(c) hereof.

“Exchange Date” has the meaning set forth in Section 1.05(c) hereof.

“FATCA” has the meaning set forth in Section 1.10(b)(ix) hereof.

“FATCA Withholding Tax” means any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to FATCA or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement).

“Interest Payment Date” means March 7 and September 7 of each year, commencing September 7, 2024.

“Non-U.S. Holder” means a beneficial owner of a Senior Note (other than a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

“Original Issue Date” means March 7, 2024.

“Par Call Date” has the meaning set forth in Section 1.08 hereof.

“Redemption Date” means the date fixed for the redemption of the Senior Notes by or pursuant to the Indenture.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the preceding March 1 or September 1, as the case may be (whether or not a Business Day).

“Stated Maturity” means March 7, 2039.

“Taxes” has the meaning set forth in Section 1.10(a) hereof.

“U.S. Holder” means a beneficial owner of a Senior Note that is for U.S. federal income tax purposes: (a) an individual citizen or resident of the United States, (b) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate, the income of which is subject to U.S. federal income tax regardless of source, or (d) a trust, if (i) a court within the United States is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

“Yen” or “¥” means the currency of Japan.

SECTION 1.02 Establishment.

(a) There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s 1.953% Senior Notes due 2039.

(b) There are to be authenticated and delivered the Senior Notes, initially limited in aggregate principal amount to ¥11,200,000,000, and no further Senior Notes shall be authenticated and delivered except as provided by Sections 2.05, 2.07, 2.11, 3.03 or 9.04 of the Original Indenture; provided, however, that the aggregate principal amount of the Senior Notes may be increased in the future with no limit, without the consent of the holders of the Senior Notes, on the same terms and with the same CUSIP, ISIN and Common Code numbers as the Senior Notes, except for the issue price, Original Issue Date and, if applicable, the first Interest Payment Date and the initial interest accrual date, provided that no Event of Default with respect to the Senior Notes shall have occurred and be continuing. The Senior Notes shall be issued in fully registered form.

(c) The Senior Notes shall be issued in the form of one or more Global Securities. Each Global Security shall be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”). Each Global Security and the Trustee’s Certificate of Authentication thereof, shall be in substantially the form set forth in Exhibit A hereto. The common depositary with respect to the Senior Notes shall be The Bank of New York Mellon, London Branch (the “Common Depositary”).

(d) Each Senior Note shall be dated the date of authentication thereof and shall bear interest from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

SECTION 1.03 Payment of Principal and Interest.

(a) The principal of the Senior Notes shall be due at Stated Maturity. The unpaid principal amount of the Senior Notes shall bear interest at the rate of 1.953% per year until paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date, commencing September 7, 2024, to the Person in whose name the Senior Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity or upon redemption will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 2.03 of the Original Indenture.

(b) Payments of interest on the Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Senior Notes shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.

(c) In the event that any date on which interest is payable on the Senior Notes is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.

(d) The Bank of New York Mellon, London Branch is hereby designated as Paying Agent for the Senior Notes and all payments of the principal of, premium, if any, and interest due on the Senior Notes at the Stated Maturity or upon redemption will be made upon surrender of the Senior Notes at the office of the Paying Agent in London, United Kingdom.

(e) Except as provided in Section 1.03(f) below, the principal of, premium, if any, and interest due on the Senior Notes shall be paid in Yen. The manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for the purposes of applying the definition of “Outstanding” in Section 1.01 of the Original Indenture, shall be based on the provisions set forth in Section 1.03(f) below.

Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable and subject, in the case of a Global Security, to the Trustee’s arrangements with the Common Depositary, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (ii) by wire transfer at such place and to such account at a banking institution in the United States of America as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.

(f) If the Yen is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond its control, then all payments in respect of the Senior Notes will be made in U.S. dollars until the Yen is again available to the Company. In such circumstances, the amount payable on any date in Yen will be converted by the Company into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second business day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/Yen exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in the Company’s sole discretion on the basis of the most recently available market exchange rate for Yen. Any payment in respect of the Senior Notes so made in U.S. dollars will not constitute an Event of Default under the Senior Notes or the Indenture.

SECTION 1.04 Denominations.

The Senior Notes may be issued in denominations of ¥100,000,000, or any integral multiple of ¥10,000,000 in excess thereof.

SECTION 1.05 Global Securities.

(a) Except under the limited circumstances described below, Senior Notes represented by Global Securities will not be exchangeable for, and will not otherwise be issuable as, Senior Notes in definitive form. The Global Securities described above may not be transferred except by the Common Depositary to a nominee of the Common Depositary or by a nominee of the Common Depositary to the Common Depositary or another nominee of the Common Depositary or to a successor Common Depositary or its nominee.

(b) Except as otherwise provided in this Forty-Second Supplemental Indenture, owners of beneficial interests in such Global Securities will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing a Senior Note shall be exchangeable, except for another Global Security of like denomination and to be registered in the name of the Common Depositary or its nominee or to a successor Common Depositary or its nominee. The rights of holders of such Global Securities shall be exercised only through the Common Depositary.

(c) A Global Security shall be exchangeable in whole or, from time to time, in part for Senior Notes in definitive registered form only as provided in the Indenture. If (i) an Event of Default with respect to the Senior Notes has occurred and is continuing; (ii) either Euroclear or Clearstream is closed for business for a continuous period of 14 days or more (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the Issuer is available; or (iii) subject to the procedures of Euroclear or Clearstream, the Company in its sole discretion determines that a Global Security shall be exchangeable for Senior Notes in definitive registered form and executes and, in each case, delivers to the Security Registrar a written order of the Company providing that the Senior Notes shall be so exchangeable, the Senior Notes shall be exchangeable for Senior Notes in definitive registered form, provided that the definitive Senior Notes so issued in exchange for the Senior Notes shall be in denominations of ¥100,000,000, or any integral multiple of ¥10,000,000 in excess thereof, and be of like aggregate principal amount and tenor as the portion of the Senior Notes to be exchanged. In the case of (i) and (ii) above, the registered holder of a Global Security (acting on behalf of one or more of the accountholders) may give notice to the Company and, in the case of (iii) above, the Company may give notice to the Trustee, the Security Registrar, the Paying Agent and the registered holder of a Global Security, of its intention to exchange the Global Security for Senior Notes in definitive registered form on or after the Exchange Date. On or after the Exchange Date, the registered holder of the Global Security may, or in the case of (iii) above shall, surrender it to or to the order of the Paying Agent. In exchange for the Global Security, the Company shall deliver, or procure the delivery of, an equal aggregate principal amount of Senior Notes in definitive registered form, security printed in accordance with any applicable legal and stock exchange requirements. On exchange of the Global Security, the Company will procure that it is cancelled and, if its registered holder so requests, returned to such registered holder together with the relevant Senior Notes in definitive registered form. For these purposes, “Exchange Date” means a day specified in the notice requiring exchange falling not less than 60 days after that on which the notice requiring exchange is given and being a day on which banks are open for general business in the City of New York, the City of Tokyo, or the City of London, the place in which the specified office of the Paying Agent is located and, except in the case of exchange pursuant to (ii) above, in the place in which each of Euroclear and Clearstream is located. Except as provided herein, owners of beneficial interests in the Senior Notes will not be entitled to have Senior Notes registered in their names, will not receive or be entitled to physical delivery of Senior Notes in definitive registered form and will not be considered the owners or holders thereof for any purpose under the Indenture. Neither the Company, the Trustee, any Paying Agent nor the Security Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Senior Notes, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Any Global Security that is exchangeable pursuant to this Section 1.05(c) shall be exchangeable for Senior Notes registered in such names as Euroclear or Clearstream shall direct, or in the case of (ii) above and to the extent Euroclear or Clearstream is no longer in existence, the Senior Notes shall be registered in such names consistent with the books and records of Euroclear and Clearstream.

SECTION 1.06 Transfer.

The Trustee is hereby designated as Security Registrar for the Senior Notes. No service charge will be made for any registration of transfer or exchange of Senior Notes, but the Company will require payment by the holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. The Senior Notes will be maintained in registered form under Section 5f.103-1(c) and Section 1.871-14(c)(1)(i) of the U.S. Treasury Regulations (and may be transferred only in accordance with such provisions).

SECTION 1.07 Defeasance.

The provisions of Sections 13.02 and 13.03 of the Original Indenture will apply to the Senior Notes.

SECTION 1.08 Redemption at the Option of the Company.

(a) On and after September 7, 2038 (six months prior to the Stated Maturity) (the “Par Call Date”), the Company may redeem the Senior Notes, in whole or in part from time to time, at a Redemption Price equal to 100% of the aggregate principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest on the principal amount of the Senior Notes to be redeemed to, but excluding, the Redemption Date.

(b) Notice of any redemption will be mailed or electronically delivered (or, if the Senior Notes are represented by one or more Global Securities, transmitted in accordance with Clearstream/Euroclear’s standard procedures therefore) at least 10 days but not more than 60 days before the Redemption Date to each holder of record of the Senior Notes to be redeemed. Notwithstanding Section 3.02 of the Original Indenture, the notice of redemption with respect to any redemption pursuant to Section 1.08(a) need not set forth the Redemption Price, but only the manner of calculation thereof as described above.

SECTION 1.09 Selection of Senior Notes to be Redeemed.

In the case of a partial redemption, selection of Senior Notes in definitive form for redemption will be made by lot. The Trustee may select for redemption Senior Notes, and portions of Senior Notes, in amounts of ¥100,000,000 and integral multiples of ¥10,000,000 in excess thereof (provided that the unredeemed portion of any Senior Note to be redeemed in part will not be less than ¥10,000,000), and shall thereafter promptly notify MetLife, Inc. in writing of the numbers of Senior Notes to be redeemed, in whole or in part; provided that if the Senior Notes are represented by one or more Global Securities, interests in such Global Securities shall be selected for redemption by Clearstream/Euroclear in accordance with its standard procedures therefor, which may be made on a pro rata pass-through distribution of principal basis.

SECTION 1.10 Additional Amounts.

(a) All payments of principal and interest in respect of the Senior Notes will be made free and clear of, and without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the United States or any political subdivision or taxing authority of or in the United States (collectively, “Taxes”), unless such withholding or deduction is required by law.

(b) In the event such withholding or deduction of Taxes is required by law, subject to the limitations described below, the Company will pay to any Non-U.S. Holder such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment of principal of or interest on the Senior Notes (including upon redemption), after deduction or withholding for or on account of such Taxes, will not be less than the amount provided for in such Senior Notes to be then due and payable before deduction or withholding for or on account of such Taxes. However, the Company’s obligation to pay Additional Amounts shall not apply to:

(i) any Taxes which would not have been so imposed, withheld or deducted but for:

(1) the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the United States or any political subdivision or territory or possession thereof, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein or incorporated therein or otherwise having or having had some connection with the United States or such political subdivision, territory or possession other than a connection arising solely as a result of the ownership of the Senior Notes, the receipt of payment in respect of the Senior Notes, or the enforcement of any rights under the original Indenture or the Forty-Second Supplemental Indenture;

(2) the failure of such holder or beneficial owner to comply with any applicable certification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the United States (or any political subdivision or territory or possession thereof) of such holder or beneficial owner or otherwise to establish entitlement to a partial or complete exemption from such Taxes (including, but not limited to, the requirement to provide Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI, or any subsequent versions thereof or successor thereto, and including, without limitation, any documentation requirement under an applicable income tax treaty); or

(3) such holder’s or beneficial owner’s present or former status as a personal holding company, controlled foreign corporation, passive foreign investment company or foreign tax exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(ii) any Taxes imposed, withheld or deducted by reason of the holder or beneficial owner:

(1) owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of the Company’s stock;

(2) being a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”); or

(3) being a controlled foreign corporation with respect to the United States that is related to the Company by stock ownership within the meaning of section 864(d)(4) of the Code;

(iii) any Taxes which would not have been so imposed, withheld or deducted but for the presentation by the holder or beneficial owner of the Senior Note for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment of the Senior Note is duly provided for and notice is given to holders, whichever occurs later, except to the extent that the holder or beneficial owner would have been entitled to such additional amounts on presenting such Senior Note on any date during such 10-day period;

(iv) any estate, inheritance, gift, sales, transfer, capital gains, personal property, excise, wealth, interest equalization or similar Taxes;

(v) any Taxes which are payable otherwise than by withholding from any payment of principal of or interest on such Senior Note;

(vi) any Taxes which are payable by a holder that is not the beneficial owner of the Senior Note, or a portion of the Senior Note, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an additional amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

(vii) any Taxes required to be withheld by any paying agent from any payment of principal of or interest on any Senior Note, if such payment can be made without such withholding by any other paying agent;

(viii) any Taxes that would not have been imposed, withheld or deducted but for a change in any law, treaty, regulation, or administrative or judicial interpretation that becomes effective after the applicable payment becomes due or is duly provided for, whichever occurs later, to the extent such change in law, treaty, regulation or administrative interpretation would apply retroactively to such payment;

(ix) any Taxes imposed, withheld or deducted under Sections 1471 through 1474 of the Code (or any amended or successor provisions that are substantively comparable) and any current or future regulations or official interpretations thereof (“FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

(x) any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix).

(c) For purposes of this Section 1.10, the acquisition, ownership, enforcement or holding of or the receipt of any payment with respect to a Senior Note will not constitute a connection (1) between the holder or beneficial owner and the United States or (2) between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity and the United States.

(d) Any reference in the Indenture or in the Senior Notes to principal or interest shall be deemed to refer also to Additional Amounts which may be payable under the provisions of this Section 1.10.

(e) Except as specifically provided in the Senior Notes, the Company will not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority of or in any government or political subdivision.

SECTION 1.11 Tax Redemption.

(a) Except as provided below, the Senior Notes may not be redeemed prior to the Stated Maturity. Unless previously redeemed or repurchased and canceled, the Senior Notes will be repayable at par, including Additional Amounts, if any, on the Stated Maturity, or such earlier date on which the same shall be due and payable in accordance with the terms and conditions of the Senior Notes. However, if the Stated Maturity is not a Business Day, the Senior Notes will be payable on the next succeeding Business Day and no interest shall accrue for the period from the Stated Maturity to such payment date.

(b) At any time, the Senior Notes will be redeemable at the Company’s option, in whole but not in part, at a redemption price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, on giving not less than 30 nor more than 60 days’ notice to the Trustee and to holders if:

(i) the Company has or will become obligated to pay Additional Amounts as a result of any change in or amendment to the laws, regulations or rulings of the United States or any political subdivision or any taxing authority of or in the United States affecting taxation, or any change in or amendment to an official application, interpretation, administration or enforcement of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after March 1, 2024, or

(ii) any action shall have been taken by a taxing authority, or any action has been brought in a court of competent jurisdiction, in the United States or any political subdivision or taxing authority of or in the United States, including any of those actions specified in (i) above, whether or not such action was taken or brought with respect to the Company, or any change, clarification, amendment, application or interpretation of such laws, regulations or rulings shall be officially proposed, in any such case on or after March 1, 2024, which results in a substantial likelihood that the Company will be required to pay Additional Amounts on the next Interest Payment Date.

However, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be, in the case of a redemption for the reasons specified in (i) above, or there would be a substantial likelihood that the Company would be, in the case of a redemption for the reasons specified in (ii) above, obligated to pay such Additional Amounts if a payment in respect of the Senior Notes were then due and, at the time such notification of redemption is given, such circumstance remains in effect.

(c)  Prior to the mailing of any notice of redemption pursuant to this section, the Company will deliver to the Trustee:

(i) an Officers’ Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the Company’s right so to redeem have occurred, and

(ii) a written opinion of independent legal counsel of nationally recognized standing to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change or amendment or that there is a substantial likelihood that the Company will be required to pay such Additional Amounts as a result of such action or proposed change, clarification, amendment, application or interpretation, as the case may be.

Such notice, once delivered by the Company to the Trustee, will be irrevocable.

SECTION 1.12 No Sinking Fund.

The Senior Notes shall not be entitled to any sinking fund.

ARTICLE II

WITHHOLDING

SECTION 2.01 Withholding.

Notwithstanding any other provision of this Forty-Second Supplemental Indenture (but without limiting the Company’s obligation to pay Additional Amounts pursuant to Section 1.08 hereof), the Paying Agent or Trustee (as applicable, “BNYM”) shall be entitled to make a deduction or withholding (including the deduction of FATCA Withholding Tax) from any payment which it makes under this Forty-Second Supplemental Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant holder failing to satisfy any certification or other requirements in respect of the Notes, in which event BNYM shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted, and BNYM shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

In addition, the Company agrees: (a) to provide BNYM tax-information about (i) the transactions contemplated hereby (including any modification to the terms of such transactions) or (ii) in the event that the Senior Notes are not represented by a single global certificate and registered in the name of Euroclear and Clearstream or its nominee, the holders of the Senior Notes, to the extent such information were to become directly available to the Company, so that BNYM can determine whether it has tax-related obligations under applicable law, (b) that BNYM shall be entitled to make any withholding or deduction from payments under the transaction documents to the extent necessary to comply with applicable law for which BNYM shall not have any liability and (c) to hold harmless BNYM for any losses it may suffer due to the actions it takes to comply with such applicable law. The terms of this Section 2.01 shall survive the termination of this Forty-Second Supplemental Indenture.

ARTICLE III

MISCELLANEOUS PROVISIONS

This Forty-Second Supplemental Indenture will become effective upon its execution and delivery.

SECTION 3.01 Senior Notes Unaffected by Other Supplemental Indentures.

None of the Company’s supplemental indentures to the Original Indenture entered into prior to the date hereof applies to the Senior Notes. To the extent the terms of the Original Indenture are amended by any of such other supplemental indentures, no such amendment shall relate or apply to the Senior Notes. To the extent the terms of the Original Indenture are amended as provided herein, no such amendment shall in any way affect the terms of any such other supplemental indenture or any other series of Securities. This Forty-Second Supplemental Indenture shall relate and apply solely to the Senior Notes.

SECTION 3.02 Trustee Not Responsible for Recitals.

The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Forty-Second Supplemental Indenture or the Senior Notes.

SECTION 3.03 Ratification and Incorporation of Original Indenture.

As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Forty-Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 3.04 Governing Law.

This Forty-Second Supplemental Indenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 3.05 Separability.

In case any one or more of the provisions contained in this Forty-Second Supplemental Indenture or in the Senior Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Forty-Second Supplemental Indenture or of the Senior Notes, but this Forty-Second Supplemental Indenture and the Senior Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 3.06 Executed in Counterparts.

This Forty-Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Forty-Second Supplemental Indenture shall include images of manually executed signatures transmitted by electronic format

(including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. For the avoidance of doubt and only with respect to the Senior Notes, this Section shall be deemed to amend Section 2.04 of the Original Indenture to permit (i) electronic signatures of the Senior Notes by the officers specified therein and attested to by the Secretary or Assistant Secretary without affixation of the corporate seal thereto and (ii) authentication by the Trustee to be executed by manual, electronic or facsimile signature and provide that any Senior Note executed, authenticated and delivered in such manner shall be valid and obligatory for all purposes under the Indenture and entitled to the benefits thereunder and under the Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Forty-Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

METLIFE, INC.,
as Issuer

By:	/s/ John Hall
	Name:	John Hall
	Title:	Executive Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	/s/ Ann Dolezal
	Name:	Ann M. Dolezal
	Title:	Vice President

[MetLife Senior Notes Offering 2024 – Forty-Second Supplemental Indenture]

EXHIBIT A

(FORM OF 1.953% SENIOR NOTES DUE 2039)

THIS SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE ORIGINAL INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CLEARSTREAM BANKING, S.A. (“CLEARSTREAM”) OR EUROCLEAR BANK SA/NV (“EUROCLEAR”) TO METLIFE, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, AS NOMINEE OF THE COMMON DEPOSITARY, THE BANK OF NEW YORK MELLON, LONDON BRANCH (THE “COMMON DEPOSITARY”) OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CLEARSTREAM OR EUROCLEAR (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CLEARSTREAM OR EUROCLEAR), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, HAS AN INTEREST HEREIN.

EXCEPT AS OTHERWISE PROVIDED IN SECTION 1.05 OF THE FORTY-SECOND SUPPLEMENTAL INDENTURE, THIS SENIOR NOTE MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, ONLY TO THE COMMON DEPOSITARY OR ITS NOMINEE OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

No. [●]	CUSIP No.: 59156R CJ5
ISIN No.: XS2777609830
Common Code: 277760983

METLIFE, INC.

Global Certificate initially representing

¥11,200,000,000 aggregate principal amount of

1.953% Senior Notes due 2039

Regular Record Date:	With respect to each Interest Payment Date, the close of business on the preceding March 1 or September 1, as the case may be (whether or not a Business Day).

Original Issue Date:	March 7, 2024

Stated Maturity:	March 7, 2039

Interest Payment Dates:	March 7 and September 7 of each year, commencing September 7, 2024

Interest Rate:	1.953% per year

Authorized Denomination:	¥100,000,000, or any integral multiple of ¥10,000,000 in excess thereof.

This Global Certificate is in respect of a duly authorized issue of 1.953% Senior Notes due 2039 (the “Senior Notes”) of MetLife, Inc., a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof). The Company, for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, or registered assigns, as nominee of the Common Depositary, the amount of principal of the Senior Notes represented by this Global Certificate on the Stated Maturity shown above, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing September 7, 2024, and on the Stated Maturity at the Interest Rate per year shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest at such rate to the extent permitted by law. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or any Redemption Date) will, as provided in the Indenture, be paid to the Person in whose name this Senior Note is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 2.03 of the Original Indenture.

Payments of interest on this Senior Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Senior Note shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Senior Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal of, premium, if any, and interest due on this Senior Note at the Stated Maturity or upon redemption will be made upon surrender of this Senior Note at the office of the Paying Agent in London, United Kingdom. Except as provided below, the principal of, premium, if any, and interest due on this Senior Note shall be paid in Yen, except in the limited circumstances described in the Indenture. Payment of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable and subject to the Trustee’s arrangements with the Common Depositary, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (ii) by wire transfer at such place and to such account at a banking institution in the United States of America as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.

The Senior Notes will be unsecured obligations of the Company and will rank equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated indebtedness. The Senior Notes will rank senior to any subordinated indebtedness of the Company.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SENIOR NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual, electronic or facsimile signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

METLIFE, INC.

By:
Name:	John Hall
Title:	Executive Vice President and Treasurer

Attest:

Name: Timothy J. Ring
Title: Senior Vice President and Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes referred to in the within mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory

Dated:

REVERSE OF SENIOR NOTE

1. This Senior Note is one of a duly authorized issue of senior debt securities of the Company (the “Securities”) issued and issuable in one or more series under an Indenture dated as of November 9, 2001 (the “Original Indenture”), as supplemented by the Forty-Second Supplemental Indenture, dated as of March 7, 2024 (the “Forty-Second Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.)), as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Senior Notes issued thereunder and of the terms upon which said Senior Notes are, and are to be, authenticated and delivered. This Senior Note is one of the series designated on the face hereof as the 1.953% Senior Notes due 2039, initially limited in aggregate principal amount of ¥11,200,000,000; provided, however, that (subject to the provisions of the Forty-Second Supplemental Indenture) the aggregate principal amount of the Senior Notes may be increased in the future with no limit, without the consent of the holders of the Senior Notes, on the same terms and with the same CUSIP, ISIN and Common Code numbers as the Senior Notes, except for the issue price, Original Issue Date and, if applicable, the first Interest Payment Date and the initial interest accrual date, provided that no Event of Default with respect to the Senior Notes shall have occurred and be continuing. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

2. This Senior Note is exchangeable in whole or, from time to time, in part for Senior Notes in definitive registered form only as provided in the Indenture. If (i) an Event of Default with respect to the Senior Notes has occurred and is continuing; (ii) either Euroclear or Clearstream is closed for business for a continuous period of 14 days or more (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the Issuer is available; or (iii) subject to the procedures of Euroclear or Clearstream, the Company in its sole discretion determines that this Senior Note shall be exchangeable for Senior Notes in definitive registered form and executes and, in each case, delivers to the Security Registrar a written order of the Company providing that this Senior Note shall be so exchangeable, this Senior Note shall be exchangeable for Senior Notes in definitive registered form, provided that the definitive Senior Notes so issued in exchange for this Senior Note shall be in denominations of ¥100,000,000, or any integral multiple of ¥10,000,000 in excess thereof, and be of like aggregate principal amount and tenor as the portion of this Senior Note to be exchanged. In the case of (i) and (ii) above, the registered holder of this Senior Note (acting on behalf of one or more of the accountholders) may give notice to the Company and, in the case of (iii) above, the Company may give notice to the Trustee, the Security Registrar, the Paying Agent and the registered holder of this Senior Note, of its intention to exchange this Senior Note for Senior Notes in definitive registered form on or after the Exchange Date. On or after the Exchange Date, the registered holder of this Senior Note may, or in the case of (iii) above shall, surrender it to or to the order of the Paying Agent. In exchange for this Senior Note, the Company shall deliver, or procure the delivery of, an equal aggregate principal amount of Senior Notes in definitive registered form, security printed in accordance with any applicable legal and stock exchange requirements. On exchange of this Senior Note, the Company will procure that it is cancelled and, if its registered holder so requests, returned to such registered holder together with the relevant Senior Notes in definitive registered form. For these purposes, “Exchange Date” means a day specified in the notice requiring exchange falling not less than 60 days after that on which the notice requiring exchange is given and being a day on which banks are open for general business in The City of New York, Tokyo, London, the place in which the specified office of the Paying Agent is located and, except in the case of exchange pursuant to (ii) above, in the place in which each of Euroclear and Clearstream is located. Except as provided herein, owners of beneficial interests in the Senior Notes will not be entitled to have Senior Notes registered in their names, will not receive or be entitled to physical delivery of Senior Notes in definitive registered form and will not be considered the owners or holders thereof for any purpose under the Indenture. Neither the Company, the Trustee, any Paying Agent nor the Security Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Senior Notes, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. If this Senior Note is exchangeable pursuant to this paragraph 2, it shall be exchangeable for Senior Notes registered in such names as Euroclear or Clearstream shall direct, or in the case of (ii) above and to the extent Euroclear or Clearstream is no longer in existence, the Senior Notes shall be registered in such names consistent with the books and records of Euroclear and Clearstream.

3. If an Event of Default with respect to the Senior Notes shall occur and be continuing, the principal of the Senior Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

4. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Senior Notes at the time Outstanding, on behalf of the holders of all Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Senior Note shall be conclusive and binding upon such holder and upon all future holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

5. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company pursuant to this Senior Note and (b) restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Senior Note.

6. (a) On and after September 7, 2038 (six months prior to the Stated Maturity) (the “Par Call Date”), the Company may redeem the Senior Notes, in whole or in part from time to time, at a Redemption Price equal to 100% of the aggregate principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest on the principal amount of the Senior Notes to be redeemed to, but excluding, the Redemption Date.

(b) Notice of any redemption will be mailed or electronically delivered (or, if the Senior Notes are represented by one or more Global Securities, transmitted in accordance with Clearstream/Euroclear’s standard procedures therefore) at least 10 days but not more than 60 days before the Redemption Date to each holder of record of the Senior Notes to be redeemed. Notwithstanding Section 3.02 of the Original Indenture, the notice of redemption with respect to any redemption pursuant to Section 1.08(a) need not set forth the Redemption Price, but only the manner of calculation thereof as described above.

7. In the case of a partial redemption, selection of Senior Notes in definitive form for redemption will be made by lot. The Trustee may select for redemption Senior Notes, and portions of Senior Notes, in amounts of ¥100,000,000 and integral multiples of ¥10,000,000 in excess thereof (provided that the unredeemed portion of any Senior Note to be redeemed in part will not be less than ¥10,000,000), and shall thereafter promptly notify MetLife, Inc. in writing of the numbers of Senior Notes to be redeemed, in whole or in part; provided that if the Senior Notes are represented by one or more Global Securities, interests in such Global Securities shall be selected for redemption by Clearstream/Euroclear in accordance with its standard procedures therefor, which may be made on a pro rata pass-through distribution of principal basis.

8. (a) All payments of principal and interest in respect of the Senior Notes will be made free and clear of, and without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the United States or any political subdivision or taxing authority of or in the United States (collectively, “Taxes”), unless such withholding or deduction is required by law.

(b) In the event such withholding or deduction of Taxes is required by law, subject to the limitations described below, the Company will pay to any Non-U.S. Holder such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment of principal of or interest on the Senior Notes (including upon redemption), after deduction or withholding for or on account of such Taxes, will not be less than the amount provided for in such Senior Notes to be then due and payable before deduction or withholding for or on account of such Taxes. However, the Company’s obligation to pay Additional Amounts shall not apply to:

(i) any Taxes which would not have been so imposed, withheld or deducted but for:

(1) the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the United States or any political subdivision or territory or possession thereof, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein or incorporated therein or otherwise having or having had some connection with the United States or such political subdivision, territory or possession other than a connection arising solely as a result of the ownership of the Senior Notes, the receipt of any payment in respect of the Senior Notes, or the enforcement of any rights under the Original Indenture or the Forty-Second Supplemental Indenture;

(2) the failure of such holder or beneficial owner to comply with any applicable certification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the United States (or any political subdivision or territory or possession thereof) of such holder or beneficial owner or otherwise to establish entitlement to a partial or complete exemption from such Taxes (including, but not limited to, the requirement to provide Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI, or any subsequent versions thereof or successor thereto, and including, without limitation, any documentation requirement under an applicable income tax treaty); or

(3) such holder’s or beneficial owner’s present or former status as a personal holding company, controlled foreign corporation, passive foreign investment company or foreign tax exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(ii) any Taxes imposed, withheld or deducted by reason of the holder or beneficial owner:

(1) owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of the Company’s stock,

(2) being a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), or

(3) being a controlled foreign corporation with respect to the United States that is related to the Company by stock ownership within the meaning of section 864(d)(4) of the Code;

(iii) any Taxes which would not have been so imposed, withheld or deducted but for the presentation by the holder or beneficial owner of the Senior Note for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment of the Senior Note is duly provided for and notice is given to holders, whichever occurs later, except to the extent that the holder or beneficial owner would have been entitled to such additional amounts on presenting such Senior Note on any date during such 10-day period;

(iv) any estate, inheritance, gift, sales, transfer, capital gains, personal property, excise, wealth, interest equalization or similar Taxes;

(v) any Taxes which are payable otherwise than by withholding from any payment of principal of or interest on such Senior Note;

(vi) any Taxes which are payable by a holder that is not the beneficial owner of the Senior Note, or a portion of the Senior Note, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an additional amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

(vii) any Taxes required to be withheld by any paying agent from any payment of principal of or interest on any Senior Note, if such payment can be made without such withholding by any other paying agent;

(viii) any Taxes that would not have been imposed, withheld or deducted but for a change in any law, treaty, regulation, or administrative or judicial interpretation that becomes effective after the applicable payment becomes due or is duly provided for, whichever occurs later, to the extent such change in law, treaty, regulation or administrative interpretation would apply retroactively to such payment;

(ix) any Taxes imposed, withheld or deducted under Sections 1471 through 1474 of the Code (or any amended or successor provisions that are substantively comparable) and any current or future regulations or official interpretations thereof (“FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

(x) any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix).

(c) For purposes of this paragraph 8, the acquisition, ownership, enforcement or holding of or the receipt of any payment with respect to a Senior Note will not constitute a connection (1) between the holder or beneficial owner and the United States or (2) between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity and the United States.

(d) Any reference in the Indenture or in this Senior Note to principal or interest shall be deemed to refer also to Additional Amounts which may be payable under the provisions of this paragraph 8.

(e) Except as specifically provided in this Senior Note, the Company will not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority of or in any government or political subdivision.

9. (a) Except as provided below, this Senior Note may not be redeemed prior to the Stated Maturity. Unless previously redeemed or repurchased and canceled, this Senior Notes will be repayable at par, including Additional Amounts, if any, on the Stated Maturity, or such earlier date on which the same shall be due and payable in accordance with the terms and conditions of this Senior Note. However, if the Stated Maturity is not a Business Day, this Senior Note will be payable on the next succeeding Business Day and no interest shall accrue for the period from the Stated Maturity to such payment date.

(b) At any time, this Senior Note will be redeemable at the Company’s option, in whole but not in part, at a redemption price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to, but excluding, such Redemption Date, on giving not less than 30 nor more than 60 days’ notice to the Trustee and to holders if:

(i) the Company has or will become obligated to pay Additional Amounts as a result of any change in or amendment to the laws, regulations or rulings of the United States or any political subdivision or any taxing authority of or in the United States affecting taxation, or any change in or amendment to an official application, interpretation, administration or enforcement of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after March 1, 2024, or

(ii) any action shall have been taken by a taxing authority, or any action has been brought in a court of competent jurisdiction, in the United States or any political subdivision or taxing authority of or in the United States, including any of those actions specified in (i) above, whether or not such action was taken or brought with respect to the Company, or any change, clarification, amendment, application or interpretation of such laws, regulations or rulings shall be officially proposed, in any such case on or after March 1, 2024, which results in a substantial likelihood that the Company will be required to pay Additional Amounts on the next Interest Payment Date.

However, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be, in the case of a redemption for the reasons specified in (i) above, or there would be a substantial likelihood that the Company would be, in the case of a redemption for the reasons specified in (ii) above, obligated to pay such Additional Amounts if a payment in respect of the Senior Notes were then due and, at the time such notification of redemption is given, such circumstance remains in effect.

(c) Prior to the mailing of any notice of redemption pursuant to this section, the Company will deliver to the Trustee:

(i) an Officers’ Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the Company’s right so to redeem have occurred, and

(ii) a written opinion of independent legal counsel of nationally recognized standing to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change or amendment or that there is a substantial likelihood that the Company will be required to pay such Additional Amounts as a result of such action or proposed change, clarification, amendment, application or interpretation, as the case may be.

Such notice, once delivered by the Company to the Trustee, will be irrevocable.

10. No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest due on this Senior Note at the time, place and rate, and in the coin or currency, herein prescribed.

11. (a) As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Security Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company or the Security Registrar and duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such exchange or registration of transfer, but the Company will require payment by the holder of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

(b) Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee, any Paying Agent and the Security Registrar of the Company or the Trustee shall deem and treat the Person in whose name this Senior Note is registered as the absolute owner hereof for all purposes (subject to Section 1.03(a) of the Forty-

Second Supplemental Indenture), whether or not this Senior Note be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar, and neither the Company nor the Trustee nor any Paying Agent nor the Security Registrar shall be affected by notice to the contrary. Except as provided in Section 1.03(a) of the Forty-Second Supplemental Indenture, all payments of the principal of, premium, if any, and interest due on this Senior Note made to or upon the order of the registered holder hereof shall, to the extent of the amount or amounts so paid, effectually satisfy and discharge liability for moneys payable on this Senior Note. The Senior Notes will be maintained in registered form under Section 5f.103-1(c) and Section 1.871-14(c)(1)(i) of the U.S. Treasury Regulations (and may be transferred only in accordance with such provisions).

(c) The Senior Notes are issuable only in registered form without coupons in denominations of ¥100,000,000, or any integral multiple of ¥10,000,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the holder surrendering the same upon surrender of the Senior Note or Senior Notes to be exchanged at the office or agency of the Company.

12. No recourse shall be had for payment of the principal of, premium, if any, or interest on this Senior Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

13. This Senior Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with laws of said State.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT - Custodian under Uniform Gift to Minors Act

(State)

TEN ENT - as tenants by the entireties

JT TEN	- as joint tenants with right of survivorship and not as tenants in common.

Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

(please insert Social Security or other identifying number of assignee)

the within Senior Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Senior Note on the books of the Company, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatsoever.